This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Intercreditor Agreement”) dated as of even date herewith, among  Wells Fargo Preferred Capital, Inc., as agent for the Subordinated Creditors referred to therein, Bank of Montreal, as agent for the Senior Creditors referred to therein, and World Acceptance Corporation, to the Senior Debt described in the Intercreditor Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Intercreditor Agreement.

Subordinated Guaranty Agreement

Dated as of September 17, 2010

Of

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
World Finance Corporation of Texas
WFC Limited Partnership
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
and
WFC Services, Inc.

in favor of

Wells Fargo Preferred Capital, Inc., as Collateral Agent

Table of Contents

-i-

Attachments to Subordinated Guaranty Agreement:

Exhibit A            —Form of Subordinated Guaranty Supplement

-ii-

Subordinated Guaranty Agreement

This Subordinated Guaranty Agreement (this “Guaranty”) is dated as of September 17, 2010 among World Acceptance Corporation of Alabama, an Alabama corporation, World Acceptance Corporation of Missouri, a Missouri corporation, World Finance Corporation of Georgia, a Georgia corporation, World Finance Corporation of Louisiana, a Louisiana corporation, World Acceptance Corporation of Oklahoma, Inc., an Oklahoma corporation, World Finance Corporation of South Carolina, a South Carolina corporation, World Finance Corporation of Tennessee, a Tennessee corporation, World Finance Corporation of Texas, a Texas corporation, WFC Limited Partnership, a Texas limited partnership, WFC of South Carolina, Inc., a South Carolina corporation, World Finance Corporation of Illinois, an Illinois corporation, World Finance Corporation of New Mexico, a New Mexico corporation, World Finance Corporation of Kentucky, a Kentucky corporation, World Finance Corporation of Colorado, a Colorado corporation, World Finance Corporation of Wisconsin, a Wisconsin corporation, and WFC Services, Inc., a South Caroline corporation (collectively, the “Guarantors” and individually a “Guarantor”), in favor of Wells Fargo Preferred Capital, Inc. (“WFPC”), as collateral agent hereunder for the Lenders hereinafter identified and defined (WFPC, acting as such collateral agent and any successor or successors to WFPC acting in such capacity being hereinafter referred to as the “Collateral Agent”).

Recitals of the Guarantors

A.Each Guarantor is, directly or indirectly a subsidiary of World Acceptance Corporation, a South Carolina corporation (the “Borrower”).

B.The Borrower has entered into that certain Subordinated Credit Agreement, dated as even date herewith (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Lenders”), and WFPC as administrative agent for Lenders, pursuant to which such Lenders agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower.

C.All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

E.As a condition to extending the credit facilities to the Borrower under the Credit Agreement, Administrative Agent and Lenders have required, among other things, that the Guarantors execute and deliver this Guaranty.

F.The Borrower shall also concurrently herewith enter into that certain Subordinated Security Agreement, Pledge and Indenture of Trust dated as of the date hereof, as the same may from time to time be amended or restated pursuant to the terms thereof (the “Company Security Agreement”) with the Collateral Agent whereby the Borrower grants to the Collateral Agent, inter alia, for the benefit of the secured creditors party thereto, all of its right, title and interest in the Collateral (as defined therein) as security for the Secured Indebtedness as defined therein.

G.     Each of the Guarantors shall also concurrently herewith enter into that certain Subordinated Security Agreement, Pledge and Indenture of Trust dated as of the date hereof, as the same may from time to time be amended or restated pursuant to the terms thereof (the “Subsidiary Security Agreement”) with the Collateral Agent whereby each of the Guarantors grants on the Grant Date to the Collateral Agent, inter alia,  for the benefit of the secured creditors party thereto, all of its right, title and interest in the Collateral (as defined therein) as security for the obligations of the Guarantors hereunder and all other Secured Indebtedness as defined therein.  The Company Security Agreement and the Subsidiary Security Agreement are collectively referred to herein as the “Security Agreements,” and the Credit Agreement, the Security Agreements, the other Loan Documents entered into in connection therewith (including this Guaranty), being referred to herein collectively as the “Credit Documents”.

I.The Guarantors and the Borrower are engaged in related and mutually dependent businesses and the Guarantors will benefit, directly or indirectly, from credit and other financial accommodations extended by the Lenders to the Borrower.

Now, therefore, for value received, and in consideration of advances to be made, or credit accommodations to be given, to the Borrower by the Lenders from time to time, the Guarantors hereby jointly and severally covenant and agree as follows:

Section 1.	Guarantee.

The Guarantors hereby jointly and severally unconditionally guarantee to the Collateral Agent for the benefit of each and every Lender (1) the due and punctual payment at maturity, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, of the principal of and premium, if any, and interest on the Obligations (as such term is defined in the Credit Agreement) in accordance with the terms and conditions of the Credit Agreement and the other Credit Documents, (2) the prompt performance and compliance by the Borrower with each of its other obligations under the Credit Documents to which it is a party, (3) the prompt performance and compliance by each Guarantor of each of its obligations under the Credit Documents to which it is a party, (4) the due and punctual payment of any other amounts due under the Credit Agreement and the other Credit Documents, and (5) any and all expenses and charges, legal or otherwise, suffered or incurred by the Lenderss, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security or guarantees therefore, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest, costs, fees, and charges after the entry of an order for relief against any Guarantor or Borrower in a case under Title 11 of the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Guarantor or Borrower in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.  The indebtedness, obligations and liabilities described in the immediately preceding clauses (1) through (5) are hereinafter referred to as the “Guaranteed Indebtedness”.  Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from the Borrower or from any other Guarantor or upon any other condition or contingency.  If the Borrower shall fail to pay punctually any Guaranteed Indebtedness, when and as the same shall become due and payable, the Guarantors will upon demand immediately pay the same to the Lenders to whom such payment is payable.

Section 2.	Payment Upon Certain Events.

Each Guarantor agrees that, if any of the following events occurs, i.e.,

                 (a)the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of such Guarantor, or adjudging such Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, adjustment or composition of or in respect of such Guarantor under the Federal Bankruptcy Code or any other applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for such Guarantor or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (b)the commencement by such Guarantor of a voluntary case, or the institution by it of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Guarantor or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability or its failure to pay its debts generally as they become due, or the taking of corporate action by such Guarantor in furtherance of any such action;

such Guarantor will forthwith pay to the Collateral Agent (to be applied in accordance with Section 7.5 of the Company Security Agreement), without demand or notice and whether or not there has been any other default under any Credit Document, all of the Guaranteed Indebtedness which is then existing, including, without limitation, the whole amount of the principal of the Loans then outstanding under the Credit Agreement and any unpaid interest thereon and fees owing thereunder.

Section 3.	Waivers; Obligation Unconditional.

Each Guarantor assents to all the terms, covenants and conditions of the Credit Documents, and irrevocably waives presentation, demand for payment, or protest, of any of the Guaranteed Indebtedness, any and all notice of any such presentation, demand or protest, notice of any Default or Event of Default under any Credit Document, notice of acceptance of this Guaranty or of the terms and provisions thereof by any Lender or the Collateral Agent, any requirement of diligence or promptness on the part of any Lender or the Collateral Agent in the enforcement of rights under the provisions hereof or any Credit Document, or any right to require any Lender or the Collateral Agent to proceed first against the Borrower or any other Guarantor.  The obligations of each Guarantor hereunder shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any Credit Document or of any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.  The obligations of each Guarantor hereunder shall not be affected by:

                 (a)the recovery of any judgment against the Borrower or any other Guarantor, or by the levy of any writ or process of execution under any such judgment, or by any action or proceeding taken by the Collateral Agent or any Lender, under any Credit Document for the enforcement thereof, or hereof, or in the exercise of any right or power given or conferred thereby, or hereby, or

                 (b)any delay, failure or omission upon the part of the Collateral Agent or any Lender to enforce any of the rights or powers given or conferred hereby or by any Credit Document, or by any delay, failure or omission upon the part of the Collateral Agent or any Lender to enforce any right of the Collateral Agent or any Lender against the Borrower or any other Guarantor, or by any action by the Collateral Agent or any Lender in granting indulgence to the Borrower or any other Guarantor, or in waiving or acquiescing in any Default or Event of Default upon the part of the Borrower or any other Guarantor under any Credit Document, or

                 (c)the consolidation or merger of the Borrower or any of its Subsidiaries with or into any other corporation or corporations or any sale, lease or other disposition of the Borrower or any of its Subsidiaries properties as an entirety or substantially as an entirety to any other corporation, or

                 (d)the acceptance of any additional security or other guaranty, the advance of additional money to the Borrower or any other Person, the renewal or extension of any Guaranteed Indebtedness, or the sale, release, substitution or exchange of any security for the Guaranteed Indebtedness, or

                 (e)any defense (other than the full and indefeasible payment and performance by the Borrower of its obligations under the Credit Documents) whatsoever that the Borrower, any other Guarantor or any other Person might have to the payment of any of the Guaranteed Indebtedness or to the performance or observance of any of the provisions of any Credit Document, whether through the satisfaction or purported satisfaction by the Borrower, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, or

                 (f)impossibility or illegality of performance on the part of the Borrower, any other Guarantor or any other Person of its obligations under any Credit Document or this Guaranty, or

                 (g)any renewal, extension, refunding, amendment or modification of or addition or supplement to or deletion from any of the terms of any Credit Document, or any other agreement which may be made relating to any such instruments which does not specifically amend or specifically modify the terms of this Guaranty, or

                 (h)any amendment, compromise, release or consent or other action or inaction in respect of any of the terms of any Credit Document (other than any such amendment, compromise, release or consent or other action which, by its terms, expressly modifies the terms and provisions hereof), or

                 (i)any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of the Borrower or any of its Subsidiaries, or

                 (j)absence of any notice to, or knowledge by, such Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (i), or

                 (k)any other act or delay or failure to act, or by any other thing, which may or might in any manner or to any extent vary the risk of such Guarantor hereunder;

it being the purpose and intent of the parties hereto that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as herein provided, and then only to the extent of such payment or performance.

Section 4.	Collection Expenses.

In the event that any Guarantor shall be required to make any payment to the Collateral Agent or any Lender pursuant to this Guaranty, each such Guarantor, jointly and severally, agrees that it shall, in addition to such payment, pay to the Collateral Agent or such Lender, as the case may be, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to attorneys, and any expenses or liabilities incurred by the Collateral Agent or any Lender hereunder.  The covenants contained in this Guaranty may be enforced by the Collateral Agent for the benefit of the Lenders.

Section 5.	No Subrogation Until Payment in Full; Continuation of Guaranty.

No payment by any Guarantor pursuant to the provisions hereof to the Collateral Agent or any Lender shall entitle such Guarantor, by subrogation to the rights of the Collateral Agent or the Lenders in respect of which such payment is made or otherwise, to any payment by the Borrower or any other Guarantor or out of the property of the Borrower or any other Guarantor, except after irrevocable payment in full of the entire principal of and premium, if any, and interest on the Guaranteed Indebtedness, or provision for such payment satisfactory to the Lenders.

The obligations of each Guarantor shall continue to be effective, or be reinstated, as the case may be, if at any time any payment of any Guaranteed Indebtedness is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Borrower or any of its Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any of its Subsidiaries or any substantial part of the property thereof, or otherwise, all as though such payments had not been made.

Section 6.	Representations and Warranties.

Each Guarantor represents and warrants:

                 (a)Such Guarantor and the Borrower are engaged in related and mutually dependent business and such Guarantor has received a direct financial benefit from the transactions contemplated by the Credit Agreement and the other Credit Documents; and

                 (b)As of the date hereof and after giving effect to the execution and delivery of this Guaranty by such Guarantor, (a) the aggregate value of such Guarantor, whether valued as a going concern, at fair valuation or at its fair present salable value, exceeds the aggregate amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Guarantor, (b) such Guarantor has and shall have sufficient assets or cash flow to pay its existing obligations and liabilities and all other currently contemplated obligations and liabilities when due, and (c) such Guarantor’s assets, property and capital are reasonably adequate for the business in which such Guarantor is engaged or proposes to engage.  The obligations incurred by such Guarantor under or pursuant to this Guaranty are not being incurred with actual intent to hinder, delay or defraud existing or future creditors of the Borrower or such Guarantor.

Section 7.	Existence.

Each Guarantor will do all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises; provided, however, that nothing in this Section shall prevent the withdrawal by such Guarantor from any State or jurisdiction of its qualification as a foreign corporation or limited partnership, as the case may be, and its authorization to do business in such State or jurisdiction or a consolidation or merger permitted by Section 8 hereof.

Section 8.	Limitation on Consolidation, Merger, Sale, Lease or other Disposition by Guarantors.

No Guarantor will consolidate with, merge into, or sell, lease or otherwise dispose of all or substantially all its property as an entirety to, any other person or entity (other than as permitted by Section 10.4 of the Subsidiary Security Agreement and Section 8.13 of the Credit Agreement) unless the person or entity (if other than such Guarantor, the Borrower or another Restricted Subsidiary which is a party to this Guaranty) resulting from any such consolidation or merger or to which such sale, lease or other disposition shall have been made, shall, immediately upon such consolidation, merger, sale, lease or other disposition,

                 (a)expressly assume in writing the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Guaranty and the Subsidiary Security Agreement and other Credit Documents to be performed or observed by such Guarantor to the same extent as if such successor person or entity instead of such Guarantor had been the original party hereto and thereto; and

                 (b)furnish a true and complete copy of the assumption to each Lender, together with an opinion of counsel opining favorably as to the due authorization, execution and enforceability of the assumption;

provided, however, that no such merger, sale, lease or other disposition shall be permitted hereunder if in violation of the provisions of the Credit Agreement or any other Credit Document.

Section 9.	Jurisdiction and Service in Respect of Guarantors.

Each Guarantor hereby irrevocably submits to the jurisdiction of the courts of Polk County, in the State of Iowa and of the courts of the United States of America having jurisdiction in the State of Iowa for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement.  Each Guarantor hereby designates and appoints A. Alexander McLean III, Chief Executive Officer, World Acceptance Corporation, 108 Frederick Street, Greenville, South Carolina  29607-2532, and his/her successors as such Guarantor’s lawful agent in the State of Iowa upon which process may be served and which may accept and acknowledge, for and on behalf of such Guarantor, all process in any action, suit or proceeding that may be brought against such Guarantor in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect.  If any Lender shall cause process to be served upon such Guarantor by being served upon such agent, a copy of such process shall also be mailed to CT Corporation System by United States registered mail, first class postage prepaid, at 2 Office Park Court, Suite 103, Columbia, South Carolina 29223.

Section 10.	Successors and Assigns.

All covenants and agreements contained in this Guaranty by or on behalf of each Guarantor shall be binding upon such Guarantor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each and every Lender.

Section 11.	Notices.

All notices, requests, demands, waivers or other communications required or contemplated hereby, except as otherwise provided in Section 9 hereof, shall be given or made as provided in the Credit Agreement.

Section 12.	Limitation on Maximum Liability.

Notwithstanding anything in this Agreement to the contrary, the maximum liability of any Guarantor under this Agreement shall in no event exceed such Guarantor’s Maximum Guaranteed Amount. “Maximum Guaranteed Amount” of any Guarantor shall mean the sum of (i) any Valuable Transfer (as hereinafter defined), plus (to the extent not included in (i) above) (ii) $1.00 less than the lowest amount which would render this Agreement void or voidable under applicable law.  The term “Valuable Transfer” shall mean all proceeds of any loans made or notes issued pursuant to the Credit Agreement which are directly or indirectly advanced by the Borrower to such Guarantor in any form whatsoever (including, without limitation, loans, advances or capital contributions) or used, directly or indirectly, to enable the Borrower or such Guarantor to carry any such advance.

Section 13.	Governing Law.

This Agreement and all Rights arising hereunder shall be construed and determined in accordance with the laws of the State of Iowa and the performance thereof shall be governed and enforced in accordance with such laws.

Section 14.	Guaranty Supplements.

Any Subsidiary of the Borrower which becomes a party hereto after the date hereof pursuant to Section 3.9 of the Company Security Agreement and a Subordinated Guaranty Supplement (substantially in the form attached as Exhibit A hereto) shall be bound by all of the terms and provisions of this Agreement, and shall be a “Guarantor” for all purposes of this Agreement, the Credit Agreement, and the other Credit Documents.

Section 15.	Miscellaneous.

This Guaranty may only be amended and/or modified by (i) a Subordinated Guaranty Supplement pursuant to §14 or (ii) any other instrument in writing signed by the Guarantors and the Collateral Agent.  This Guaranty shall become effective upon execution of this Guaranty by the Guarantors and the Guarantors hereby waive notice of acceptance of this Guaranty by the Collateral Agent.  This Guaranty may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signature by facsimile or PDF shall bind the parties hereto.

[Signature Page Follows]

In Witness Whereof, each Guarantor and Collateral Agent has caused this Subordinated Guaranty Agreement to be duly executed as of the day and year first above written.

World Acceptance Corporation of
Alabama
World Acceptance Corporation of
Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Corporation of Texas

By
Name: A. Alexander McLean III
Its: Chief Executive Officer

WFC Limited Partnership

By	WFC of South Carolina, Inc.,
as sole general partner

By
Name: A. Alexander McLean III
Its: Chief Executive Officer

[Signature Pages to Subordinated Guaranty Agreement]

Wells Fargo Preferred Capital, Inc.
as Collateral Agent
By
Name:
Title: William M. Laird, Senior Vice President

[Signature Pages to Subordinated Guaranty Agreement]

Exhibit A

Subordinated Guaranty Supplement

To Wells Fargo Preferred Capital, Inc., as Collateral Agent,
and the Lenders

Ladies and Gentlemen:

On September 17, 2010, the Borrower entered into that certain Subordinated Credit Agreement dated as of September 17, 2010 (the “Credit Agreement”) with Wells Fargo Preferred Capital, Inc., as administrative agent and the other lenders which are signatories thereto.  The Borrower also entered into that certain Second Lien Subordinated Security Agreement, Pledge and Indenture of Trust dated as of September ___, 2010 (the “Company Security Agreement”).  As a condition to the transactions contemplated by the Credit Agreement, the Borrower agreed that, subject to the terms and conditions set forth in the Guaranty (as defined below), certain Restricted Subsidiaries (as defined in the Credit Agreement) would guaranty the obligations of (i) the Borrower under the Credit Agreement and other Credit Documents to which it is a party and (ii) each other Restricted Subsidiary under the Subordinated Subsidiary Security Agreement and other Credit Documents to which they are a party, in each case, pursuant to the Subordinated Guaranty Agreement dated as of September  17, 2010 (the “Guaranty”).  In accordance with the requirements of the Guaranty, the undersigned, _______________, a [corporation/limited liability company/partnership] organized under the laws of ____________ (the “Additional Guarantor”) desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for Guaranteed Indebtedness, whether now existing or hereafter arising, to the extent and in the manner set forth in the Guaranty.  Unless otherwise defined herein, all capitalized terms used herein shall have the meaning provided for in the Guaranty.

The undersigned is the duly elected ____________ of the Additional Guarantor, a Restricted Subsidiary of the Borrower, and is duly authorized to execute and deliver this Guaranty Supplement to each of you.  The execution by the undersigned of this Guaranty Supplement shall evidence his or her consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty.  The Additional Guarantor represents and warrants that the representations and warranties set forth in Section 6 of the Guaranty as to the Additional Guarantor are true and correct on and as of the date hereof.

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above.  Except as amended herein, the terms and provisions of the Guaranty, the Credit Agreement, and the other Credit Documents are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments may refer to the Guaranty and the other Credit Documents without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated :_________________, 20__.

[Name of Additional Guarantor]

By
Name:
Title: